UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2020

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

T-Mobile US, Inc. (“T-Mobile”) (NASDAQ: TMUS) is providing standalone Sprint Corporation (“Sprint”) customer results for the quarter ended March 31, 2020, including total wireless net additions of 538,000.

Preliminary First Quarter Customer Results

Postpaid net additions were 502,000 in the first quarter of 2020, as data device net additions of 850,000 were partially offset by postpaid phone net losses of 348,000. Postpaid churn of 1.86 percent increased 5 basis points year-over-year.

Prepaid net losses were 10,000 in the first quarter of 2020, an improvement of approximately 20,000 year-over-year.

The customer results information presented here with respect to historical periods relates to Sprint, on a standalone basis, prior to the business combination between Sprint and T-Mobile completed on April 1, 2020 (the “Merger”). These customer results have been calculated based on the subscriber reporting policies of Sprint prior to the Merger. As a result, it is not indicative of future results of T-Mobile as a combined company, and the customer results presented here will end up being materially lower once T-Mobile reporting policies are applied and Sprint Prepaid brands are divested.

Sprint standalone financial and operational results for the first quarter of 2020 are expected to be released in May once the pre-Merger Sprint standalone fiscal year-end audit is complete.

Wireless Operating Statistics (Unaudited)

	Quarter To Date
	3/31/20	12/31/19	3/31/19
Net additions (losses) (in thousands)
Postpaid (a)	502	494	169
Postpaid phone	(348)	(115)	(189)
Prepaid (a)	(10)	(174)	(30)
Wholesale and affiliate	46	(71)	(147)

Total wireless net additions (losses)	538	249	(8)

End of period connections (in thousands)
Postpaid (a)	34,344	33,842	32,774
Postpaid phone	25,916	26,264	26,598
Prepaid (a)	8,256	8,266	8,816
Wholesale and affiliate	12,103	12,057	12,897

Total end of period connections	54,703	54,165	54,487

Churn
Postpaid	1.86%	1.98%	1.81%
Postpaid phone	1.89%	2.06%	1.82%
Prepaid	4.41%	4.92%	4.37%
Supplemental data - connected devices
End of period connections (in thousands)
Retail postpaid	4,800	4,050	3,121
Wholesale and affiliate	9,379	9,419	10,384

Total	14,179	13,469	13,505

(a)	During the three-month periods ended March 31, 2020, December 31, 2019 and March 31, 2019, net subscriber additions under the non-Sprint branded postpaid plan offering were 78,000, 108,000 and 129,000, respectively, and are included in total retail postpaid subscribers above. As of March 31, 2020, end of period subscribers under the non-Sprint branded postpaid plan offering were 963,000 and are included in total retail postpaid subscribers above.

Definitions of Terms

Operating measures are utilized by management to evaluate performance. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the presentation of operating measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance. The definitions below reflect those applied by Sprint prior to the Merger. As a result, the definitions will differ from those applied by T-Mobile as a combined company, and the customer results based on these definitions will be materially lower once T-Mobile reporting policies are applied.

1.	Customer - An individual line of service associated with each device activated by a customer. Customers that transfer from their original service category classification to another service category are generally reflected as a net loss to the original service category and a net addition to their new service category. There is no net effect for such customer changes to the total wireless net additions (losses) or end of period customers. Prepaid customers with an equipment installment plan are counted as non-Sprint branded postpaid customers.

2.	Churn - Calculated by dividing net customer deactivations for the quarter by the sum of the average number of customers for each month in the quarter. For postpaid accounts comprising multiple customers, such as family plans and enterprise accounts, net deactivations are defined as deactivations in excess of customer activations in a particular account within 30 days. Postpaid and Prepaid churn consist of both voluntary churn, where the customer makes his or her own determination to cease being a customer, and involuntary churn, where the customer’s service is terminated due to a lack of payment or other reasons.

3.	Data device - Includes tablets, wearables, connected and tracking devices. Data devices generally have a lower monthly recurring charge than phones.

4.	Wholesale and affiliates - Represents customers who are served through Mobile Virtual Network Operator (MVNO) and affiliate relationships and other arrangements. As of March 31, 2020, approximately 77% of Sprint’s total wholesale and affiliate customers represented connected devices.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This information contained in this Item 7.01 includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations and customer results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the failure to realize the expected benefits and synergies of the Merger with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic; costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems; changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions; our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; the assumption of significant liabilities, including the liabilities of Sprint, in connection with, and significant costs, including financing costs, related to, the Transactions; the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align guidelines and practices; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory approvals of the Transactions including costs or difficulties related to the completion of the divestiture of Sprint’s prepaid wireless businesses to DISH Network Corporation and the satisfaction of any related government commitments to such divestiture and any other commitments or undertakings that we have entered into; natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents, and the impact that any of the foregoing may have on us and our customers and other stakeholders; competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers; the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry; our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective; the effects of the material weakness in Sprint’s internal controls over financial reporting or the identification of any additional material weaknesses as we complete our assessment of the Sprint control environment; breaches of our and/or our third-party vendors’ networks, information technology and data security, resulting in unauthorized access to customer confidential information; the inability to implement and maintain effective cyber-security measures over critical business systems; challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades; the impact on our networks and business from major system and network failures; difficulties in managing growth in wireless data services, including network quality; material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance; the timing, scope and financial impact of our deployment of advanced network and business technologies; the occurrence of high fraud rates related to device financing, credit cards, dealers or subscriptions; our inability to retain and hire key personnel; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws;

unfavorable outcomes of existing or future litigation or regulatory actions, including litigation or regulatory actions related to the Transactions; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms; any disruption or failure of our third parties’ (including key suppliers’) provisioning of products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; changes in accounting assumptions that regulatory agencies, including the Securities and Exchange Commission, may require, which could result in an impact on earnings; and interests of our significant stockholders that may differ from the interests of other stockholders. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2020	T-MOBILE US, INC.

	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer